Bionano Reports Second Quarter 2025 Results and Highlights Recent Business Progress
Conference call today, August 14, 2025, at 4:30 PM ET
SAN DIEGO, August 14, 2025 (GLOBE NEWSWIRE) — Bionano Genomics, Inc. (Nasdaq: BNGO) today reported financial results for the second quarter ended June 30, 2025.
“We continued to execute on our new strategy of focusing on our base of routine users of optical genome mapping (OGM) and VIA™ software as the primary drivers of our revenue and gross profit in the second quarter. These routine users are increasingly leveraging our OGM systems and software and we believe the recent upgrades to our software and compute platforms will drive further utilization. I’m very proud of our team for driving gross margin above 50% this quarter, which combined with our continued efforts to reduce costs, gives us confidence that our strategy shift is working,” commented Erik Holmlin, PhD, president and CEO of Bionano.
Q2 2025 Financial Results
For the three-month period ended June 30, 2025, as compared to the same period of 2024:
•Reported total revenue of $6.7 million, representing a decrease of 13% from $7.8 million in Q2 2024.
◦The prior year period included $0.7 million in revenue from clinical services, which were discontinued.
◦Consumables and software revenues increased 16%.
◦The prior year period also included $2.3 million in instrument revenue, compared to $1.4 million in the second quarter of 2025, driven by the Company’s new strategy focusing on routine users rather than new instrument placements.
◦When adjusting for instrument sales and discontinued clinical services, combined revenue for consumables, software and remaining services and other sources increased 11%.
•Sold 7,233 nanochannel array flowcells in the second quarter, which was an increase of 17% over the 6,165 flowcells sold in the second quarter of 2024.
•Installed 7 new OGM systems and brought 8 back to reach an installed base of 378 at quarter-end, representing a 4% increase over the 363 installed systems reported at the end of the second quarter of 2024
•Generated gross margin of 52%, compared to 33% for the second quarter of 2024, and non-GAAP gross margin1 of 52%, compared to 35% for the second quarter of 2024.
•Reduced operating expenses by 42% to $11.3 million and non-GAAP operating expense1 by 53% to $8.8 million.
•Ended the second quarter with cash, cash equivalents, available-for-sale securities, and restricted short-term investments of $27.4 million.
Recent Business Highlights:
•Announced upgrades to VIA and Solve™ software for genomic data analysis and Stratys™ Compute server to make analysis of OGM, microarray, and NGS data easier, faster, and more accurate.
•Achieved a new quarterly record with 119 peer-reviewed publications, highlighting the growing utilization of OGM.
•Demonstrated utility of OGM through 16 studies, including oral presentations and posters, at the biennial meeting of the European Cytogenomics Conference.
•Highlighted the differentiated utility of OGM in detecting structural variants associated with genetic diseases, including constitutional disorders, hematological malignancies and solid tumors through 21 oral presentations and posters at the European Society of Human Genetics (ESGH) conference.
•Announced the editorial panel of the American Medical Association (AMA) established a second Category I Current Procedural Terminology (CPT) code for the use of OGM in cytogenomic genome-wide analysis to detect structural and copy number variations relative to constitutional genetic disorders.
•Announced a new publication in HemaSphere demonstrating the utility of OGM for analysis of infant and toddler T-cell acute lymphoblastic leukemia (T-ALL).

2025 Outlook
We anticipate the following results for Q3 2025 and the full year:
•Reiterating full year 2025 revenue in the range of $26.0 to $30.0 million.
•Initiating Q3 2025 revenue in the range of $6.7 to $7.2 million.
•Increasing new OGM installation expectations to 20 to 25 in full year 2025, compared to prior expectations of 15 to 20.
•Cash runway into the first quarter of 2026 enabled by cost savings and capital efficiency together with debt restructuring and equity capital raised at year-end and early January.

Webcast Details

Webcast Details
Date:	Thursday, August 14, 2025
Time:	4:30 p.m. Eastern Time
Participant Registration:	https://edge.media-server.com/mmc/p/tnombut6/
Webcast:	https://register-conf.media-server.com/register/BI297e698f44e44875bbaabfd86711a04a

Participants should register at the link above in advance of the call, and then click the webcast link before the call begins. An archived version of the webcast will be available for replay in the Investors section of the Bionano website.

1”Non-GAAP gross margin” and “non-GAAP operating expense” are non-GAAP financial measures. Please refer to the section titled “Non-GAAP Financial Measures” below for a description of the non-GAAP financial measures used herein. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this release.

About Bionano
Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services.
For more information, visit www.bionano.com or  www.bionanolaboratories.com.
Bionano’s products are for research use only and not for use in diagnostic procedures.
Non-GAAP Financial Measures
To supplement Bionano’s financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided non-GAAP gross margin and non-GAAP operating expense in this press release and the accompanying conference call, each of which is a non-GAAP financial measure. Non-GAAP gross margin excludes from gross margin reported in accordance with GAAP: stock-based compensation and restructuring expenses. Non-GAAP operating expense excludes from operating expense reported in accordance with GAAP: stock-based compensation, amortization of intangibles, changes in fair value of contingent consideration, transaction-related expenses, and loss on disposals. In addition, our reconciliation table provided at the end of this release contains certain additional non-GAAP metrics, including non-GAAP cost of revenue, non-GAAP selling, general and administrative expense, non-GAAP research and development expense, non-GAAP intangible assets and other long-lived assets impairment and non-GAAP restructuring costs, each with adjustments as presented in the table.
Bionano believes that each of these non-GAAP metrics is useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing the Company’s performance and identifying trends in its business. Bionano uses these non-GAAP metrics internally to facilitate period-to-period comparisons and analysis of its performance in order to understand, manage and evaluate its business, to make operating decisions, and for forecasting and budgeting. Accordingly, Bionano believes presentation of these non-GAAP measure allows for greater transparency with respect to key financial metrics it uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, each non-GAAP financial measure as used by Bionano in this press release and the accompanying reconciliation table has limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
For a reconciliation of non-GAAP gross margin to gross margin reported in accordance with GAAP and non-GAAP operating expense to operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this press release.

Forward-Looking Statements of Bionano Genomics
This press release and the accompanying conference call contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding product uptake, revenue, flowcell usage by customers we consider to be routine users of OGM, market development and OGM adoption, including as evidenced through publications highlighting the utility and applications of OGM, our commercial prospects and future financial and operating results, including our full year 2025 and Q3 2025 revenue guidance, cash runway, expected impact from our cost savings initiatives and additional plans to reduce our annualized cost structure and the timing for such savings; the growth of our installed base of OGM systems; our expectation that our products and innovations will be drivers of future growth; the sales of our flowcell consumables and the other expectations related thereto; our ability to meet our stated goals, including to drive value and penetrate into our target markets; our commercial expectations, including the potential market opportunity for structural variation analysis and OGM; our commercial opportunities related to our OGM systems and our analysis software; continued research, presentations and publications involving OGM, its utility compared to traditional cytogenetics and our technologies; and our ability to drive adoption of OGM and our technology solutions. Each of these forward-looking statements involves risks and uncertainties. Accordingly, investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the timing and amount of revenue we are able to recognize in a given fiscal period; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts and our ability to continue as a “going concern,” which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; the impact of adverse geopolitical and macroeconomic events, such as the ongoing conflicts between Ukraine and Russia and Israel and Gaza and uncertain market conditions, including inflation, tariffs, and supply chain disruptions, on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive technologies or improvements to existing technologies; changes in our strategic and commercial plans; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; study results that differ or contradict the results mentioned in this press release; the risk that we are not able to complete a strategic transaction that would increase stakeholder value; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as may be required by law.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
Kelly Gura
Gilmartin Group
+1 (212) 229-6163
IR@bionano.com

BIONANO GENOMICS, INC
Condensed Consolidated Balance Sheet (Unaudited)
	(Unaudited)
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$3,562,000	$9,173,000
Investments	12,876,000	302,000
Accounts receivable, net	3,493,000	4,752,000
Inventory	8,633,000	11,121,000
Prepaid expenses and other current assets	3,098,000	3,141,000
Restricted investments	11,000,000	11,000,000
Total current assets	42,662,000	39,489,000
Restricted cash	—	400,000
Property and equipment, net	17,264,000	19,219,000
Operating lease right-of-use asset	3,772,000	1,804,000
Financing lease right-of-use asset	3,198,000	3,299,000
Intangible assets, net	7,025,000	9,705,000
Other long-term assets	2,089,000	2,754,000
Total assets	$76,010,000	$76,670,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,244,000	$6,962,000
Accrued expenses	3,405,000	5,641,000
Contract liabilities	1,165,000	1,128,000
Operating lease liability	1,348,000	2,991,000
Finance lease liability	254,000	260,000
Convertible debentures payable (at fair value)	11,762,000	20,362,000
Total current liabilities	24,178,000	37,344,000
Operating lease liability, net of current portion	2,704,000	145,000
Finance lease liability, net of current portion	3,511,000	3,539,000
Long-term contract liabilities	243,000	267,000
Total liabilities	30,636,000	41,295,000
Stockholders’ equity:
Common stock	—	—
Preferred Stock	—	—
Additional paid-in capital	748,568,000	728,573,000
Accumulated deficit	(703,184,000)	(693,225,000)
Accumulated other comprehensive income (loss)	(10,000)	27,000
Total stockholders’ equity	45,374,000	35,375,000
Total liabilities and stockholders’ equity	$76,010,000	$76,670,000

Bionano Genomics, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$6,310,000	$6,510,000	$12,314,000	$13,338,000
Service and other revenue	423,000	1,261,000	876,000	3,202,000
Total revenue	6,733,000	7,771,000	13,190,000	16,540,000
Cost of revenue:
Cost of product revenue	3,150,000	4,703,000	6,202,000	9,607,000
Cost of service and other revenue	106,000	483,000	572,000	1,525,000
Total cost of revenue	3,256,000	5,186,000	6,774,000	11,132,000
Operating expenses:
Research and development	2,931,000	6,831,000	5,299,000	16,608,000
Selling, general and administrative	8,346,000	11,557,000	17,379,000	30,644,000
Intangible assets and other long-lived assets impairment	—	—	—	448,000
Restructuring costs	—	1,215,000	—	5,847,000
Total operating expenses	11,277,000	19,603,000	22,678,000	53,547,000
Loss from operations	(7,800,000)	(17,018,000)	(16,262,000)	(48,139,000)
Other income (expenses):
Interest income	277,000	457,000	566,000	1,500,000
Other income (expense)	676,000	363,000	5,756,000	(998,000)
Total other income (expense)	953,000	820,000	6,322,000	502,000
Loss before income taxes	(6,847,000)	(16,198,000)	(9,940,000)	(47,637,000)
Provision for income taxes	(10,000)	(26,000)	(18,000)	(9,000)
Net loss	$(6,857,000)	$(16,224,000)	$(9,958,000)	$(47,646,000)

Bionano Genomics, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP gross margin:
GAAP revenue	$6,733,000	$7,771,000	$13,190,000	$16,540,000
GAAP cost of revenue	3,256,000	5,186,000	6,774,000	11,132,000
GAAP gross profit	3,477,000	2,585,000	6,416,000	5,408,000
GAAP gross margin %	52%	33%	49%	33%

Non-GAAP gross margin:
GAAP revenue	$6,733,000	$7,771,000	$13,190,000	$16,540,000
GAAP cost of revenue	3,256,000	5,186,000	6,774,000	11,132,000
Stock-based compensation expense	(40,000)	(128,000)	(77,000)	(256,000)
COGS restructuring	—	(7,000)	—	(18,000)
Non-GAAP cost of revenue	3,216,000	5,051,000	6,697,000	10,858,000
Non-GAAP gross profit	3,517,000	2,720,000	6,493,000	5,682,000
Non-GAAP gross margin %	52%	35%	49%	34%

GAAP operating expense
GAAP selling, general and administrative expense	$8,346,000	$11,557,000	$17,379,000	$30,644,000
Stock-based compensation expense	(880,000)	(2,341,000)	(2,180,000)	(4,057,000)
Intangible asset amortization	(1,340,000)	(1,714,000)	(2,680,000)	(3,506,000)
Change in fair value of contingent consideration	—	4,476,000	—	5,116,000
Transaction related expenses	(63,000)	91,000	(126,000)	—
Loss on disposals	—	—	—	(374,000)
Non-GAAP selling, general and administrative expense	6,063,000	12,069,000	12,393,000	27,823,000
GAAP research and development expense	$2,931,000	$6,831,000	$5,299,000	$16,608,000
Stock-based compensation expense	(160,000)	(114,000)	(410,000)	(1,285,000)
Non-GAAP research and development expense	2,771,000	6,717,000	4,889,000	15,323,000
GAAP intangible assets and other long-lived assets impairment	$—	$—	$—	$448,000
Intangible assets, and other long-lived assets impairment	—	—	—	(448,000)
Non-GAAP intangible assets and other long-lived assets impairment	—	—	—	—
GAAP restructuring costs	$—	$1,215,000	$—	$5,847,000
Restructuring costs	—	(1,215,000)	—	(5,847,000)
Non-GAAP restructuring costs	—	—	—	—
Total non-GAAP operating expense	$8,834,000	$18,786,000	$17,282,000	$43,146,000